UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue NW, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
        CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
        CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2019, Security Federal Corporation (the "Company") and its financial institution subsidiary, Security Federal Bank (the "Bank") (collectively "Security Federal"), announced that Gasper L. (Ren) Toole, III ("Mr. Toole") will not stand for re-election as a director of Company or the Bank at their respective meetings of stockholders and will retire from service at the conclusion of the Company's annual meeting.

Mr. Toole served as Vice President of the Company from July 1987 and of the Bank from August 1958 until December 2006.  He has been Vice Chairman of Security Federal since July 2006.  Mr. Toole currently serves as a member of the Board of Directors' Executive Committee, Compensation Committee and Nominating Committee.  There were no disagreements between Mr. Toole and the Company pertaining to the Company's operations, policies or practices.

Concurrent with Mr. Toole's retirement and as recommended by the Nominating Committee of the Board of Directors of the Company, Frampton W. Toole, III ("Frampton Toole") will be a nominee to the Company's Board of Directors at the Company's Annual Meeting of Stockholders.  Frampton Toole is the nephew of Mr. Toole.

Frampton Toole was not appointed as a director pursuant to any arrangement or understanding with any person.  Frampton Toole has not engaged in any transaction with the Company and the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: February 21, 2019	By:	/s/ J. Chris Verenes
J. Chris Verenes
Chief Executive Officer